UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

OPUS GENETICS, INC.
(Name of Registrant as Specified In Its Charter)

MINA SOOCH MICHAEL P. BURROWS CAROLYN CASSIN MARTIN DOBER LAWRENCE FINGERLE MARK H. RAVICH JOHN WEBER
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Mina Sooch, together with the other participants named herein, no longer intend to file a definitive proxy statement and accompanying universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of her nominees to the Board of Directors (the “Board”) of Opus Genetics, Inc., a Delaware corporation (the “Company”), at the Company’s 2025 annual meeting of stockholders (the “Annual Meeting”).

On April 9, 2025, Ms. Sooch determined to withdraw her slate of nominees for election to the Board at the Annual Meeting. Accordingly, for the avoidance of doubt, Ms. Sooch will not solicit any proxies from stockholders of the Company in connection with the Annual Meeting, no longer intends to file a definitive proxy statement with the SEC and deliver a universal proxy card with respect to the Annual Meeting and does not expect the Company to include her nominees on the Company’s proxy card for the Annual Meeting.